UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2012

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 6, 2012, StemCells, Inc. (the "Company") issued a press release announcing a second award to the Company of up to $20 million by the California Institute for Regenerative Medicine (CIRM) under its Disease Team Therapy Development Award program (RFA 10-05). The second award was made by the CIRM's governing board on September 5, 2012, after additional review and comment by the CIRM. The award is to fund preclinical development of the Company's HuCNS-SC product candidate (purified human neural stem cells) as a potential treatment for Alzheimer's disease, with the aim of filing an IND with the FDA within four years. The CIRM made an earlier award under RFA 10-05 to the Company of up to $20 million to fund preclinical development of HuCNS-SC cells as a potential treatment for cervical spinal cord injury. Funding to companies under RFA 10-05 will be structured as loans, in accordance with mutually agreed upon terms and conditions and CIRM regulations. The Company will evaluate its HuCNS-SC cells as a potential treatment for both cervical spinal cord injury and Alzeihmer's disease in collaboration with researchers at the University of California, Irvine.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release, dated July 26, 2012, announcing a funding award by the California Institute for Regenerative Medicine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

September 7, 2012	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 6, 2012